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                                                                     EXHIBIT 21

                 COOPER CAMERON CORPORATION  --  SUBSIDIARIES
                            (AS OF MARCH 18, 1997)

   COOPER CAMERON CORPORATION (DELAWARE) -- PARENT                              % OWNED            % OWNED
                                                                              BY SUBSIDIARY         BY CCC
                                                                              -------------        -------

       Cameron Argentina S.A.I.C.    (Argentina)(1)                                                  100%
       Cameron Australasia Pty. Ltd.     (Australia)                                                 100%
           Cooper Cameron Pensions Australia. Pty. Ltd.    (Australia)              100%
       Cameron France, S.A. (France) (except 6 shares by directors)                                  100%
       Cameron Gabon, S.A. (Gabon) (except 7 shares by directors)                                    100%
       Cameron GmbH     (Germany)                                                                    100%
           Cameronvolgomash     (Russia)                                             50%
       Cameron Ireland Limited     (Ireland) (except 1 share)(1)                                     100%
       Cameron Norge AS    (Norway)                                                                  100%
       Cameron Venezolana, S.A.  (Venezuela)                                                          49%
           Servicios Cameron, C.A.  (Venezuela)                                    100%
           Camercay, Ltd.  (Grand Cayman)                                           100%
       Compression Services Company    (Ohio)                                                        100%
       Cooper Cameron de Mexico S.A. de C.V.  (Mexico)(except 1 share)                               100%
       Cooper Cameron do Brasil Ltda.  (Brazil) (except 1 share)(1)                                  100%
       Cooper Cameron Foreign Sales Company Ltd.  (Barbados)                                         100%
       Cooper Cameron (U.K.) Limited   (United Kingdom)                                              100%
           CoopCam (U.K.) Limited   (United Kingdom)                                100%
           Cameron Offshore Engineering Limited    (United Kingdom)                 100%
           Cooper Cameron Pensions Limited    (United Kingdom)                      100%
           Cameron Integrated Services Limited    (United Kingdom)                  100%
       Cooper Cameron Holding B.V.  (Netherlands)                                                    100%
           Cooper Energy Services B.V.  (Netherlands)                               100%
           Cameron B.V. (Netherlands)                                               100%
       Cooper Cameron Limited    (Canada)                                                            100%
           Cooper, Rolls Corporation    (Canada)(3)                                  50%
       Cooper Cameron Corporation Nigeria   (Nigeria)                                                 60%
       Cooper Energy Services de Venezuela, S.A.  (Venezuela)                                        100%
       Cooper Energy Services International, Inc.  (Ohio)                                            100%
           Canada Tiefbohrgerate und Maschinenfabrik GmbH    (Austria)              100%
           Cooper Cameron (Singapore) Pte. Ltd.  (Singapore)                         39%
       Cooper Flow Control Australia Pty. Ltd.  (Australia)(1)                                        50%
       Cooper Cameron (Singapore) Pte. Ltd.  (Singapore)(4)                                           61%
           Cameron-Excel Sdn Bhd   (Malaysia -- Joint Venture)                       49%
           Cameron (Brunei) Sdn Bhd (except 1 share owned by Lai Yue Kee) (Brunei)  100%
       Cooper Petroleum Equipment Group, Inc.  (Delaware)                                            100%
           Cooper Flow Control Australia Pty. Ltd.   (Australia)                     50%
       Cooper Rolls Incorporated    (Ohio)(2)                                                         50%
           Cooper Rolls Limited    (United Kingdom) (except 1 share)                100%
       Cooper Turbocompressor, Inc.  (Delaware)                                                      100%
       Cooper Turbocompressor (Deutschland) GmbH    (Germany)                                        100%
       Ingram Cactus (Malaysia) Sdn Bhd     (Malaysia Joint Venture)                                  49%
       Ingram Cactus de Venezuela     (Malaysia Joint Venture)                                        49%

(1) Partially owned by Cooper Petroleum Equipment Group, Inc.
(2) Joint venture with Rolls-Royce PLC
(3) Joint venture with Rolls-Royce Industries Canada Inc.
(4) Partially owned by Cooper Energy Services, Inc.